EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Entech Environmental Technologies, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Burr D. Northrop,, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  January 16, 2007

/s/ Burr D. Northrop
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Burr D. Northrop, Chief Executive Officer